Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated March 31, 2025, relating to the consolidated financial statements of Jeffs’ Brands Ltd, appearing in the Annual Report on Form 20-F of Jeffs’ Brands Ltd for the year ended December 31, 2024.

Brightman Almagor Zohar & Co.

/s/ Brightman Almagor Zohar & Co.

Certified Public Accountants

A Firm in the Deloitte Global Network

Tel Aviv, Israel

November 6, 2025